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                                     EXHIBIT 5.1 (and 23.3)




February 5, 1996




Alcide Corporation
8561 154th Avenue NE
Redmond, WA   98052

RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 360,730 shares of Common Stock, $.01 par value (the "Shares"), 250,000 of which Shares are to be issued pursuant to the Alcide Corporation 1993 Stock Option Plan and 3,338, 3,279, 2,500, 4,275, 5,000 3,859, 3,765, 59,451, 1,232, 3,969 and 20,062 of
which Shares are to be issued pursuant to stock options granted to Don Chaifetz, Irwin Engelman, Roland M. Hendrickson, Thomas L. Kempner, Nelson Levy, Norman Mintz, Gerson Pakula, Joseph A. Sasenick, Elliott J. Siff, William G. Spears and Aaron Stern, perspectively (the "Plan"). We have examined the Registration Statement and such other documents and records of Alcide Corporation as we have deemed relevant and necessary for the purpose of this opinion. By giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with or originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the forgoing, we are of the opinion that the Shares that will be issued pursuant to the Plan, upon the due execution by Alcide Corporation in accordance with the terms of the Plan, and the receipt of consideration therefore in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,



PERKINS COIE
Seattle, Washington
February 8, 1996